As filed with the Securities and Exchange Commission on   .

                           REGISTRATION NO. 333-104880

                          U.S. SECURITIES AND EXCHANGE
                        COMMISSION WASHINGTON D.C. 20549



                                  FORM SB-2/A-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              DATAPOINT CORPORATION
                 ----------------------------------------------
                 (Name of Small Business Issuer in its Charter)

              Utah                                             47-0870539
        -----------------        ------------------          ---------------
        (State or Other          (Primary Standard              (I.R.S.
        Jurisdiction of              Industrial                 Employer
        Incorporation or           Classification            Identification
          Organization)             Code Number)                  No.)


           1355 North Main Street, Suite Three, Bountiful, Utah 84010
                                 (801) 296-1400
    -------------------------------------------------------------------------
   (Address and Telephone Number of Registrant's Principal Place of Business)

                                  Barry McCann
         136 East South Temple, Suite 1700-A, Salt Lake City, Utah 84111
                                 (801) 296-1400
        ----------------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                             Ronald L. Poulton, Esq.
                                Poulton & Yordan
         136 East South Temple, Suite 1700-A, Salt Lake City, Utah 84111
                                 (801) 355-1341

Approximate Date of Proposed Sale to the Public: As soon as practicable from time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If delivery of the prospectus is expected pursuant to Rule 434, please check the following box. [ ]

                                              CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------


Title of each                Number of             Proposed Maximum          Proposed Maximum          Amount of
Class of Securities          Securities            Offering Price            Aggregate Offering        Registration
to be Registered             to be Registered      Per Share                 Price (1)                 Fee(1)
-------------------------------------------------------------------------------------------------------------------
Common Stock                   250,000             $1.50                     $375,000.00               $34.50

Shares of Common Stock         198,009(2)           1.50                      297,013.50                27.33
Underlying Series A
Convertible Preferred Shares
to be sold by selling
shareholders (3)

         TOTAL                                                               $672,013.50               $61.83

-------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

(2) Shares of common stock issuable by registrant from time to time upon conversion of Series A Convertible Preferred Stock. All of the 198,009 shares of Series A Convertible Preferred Stock issued and outstanding were previously sold to accredited investors in a private offering for a total aggregate offering price of $297,013.50.

(3) Represents 198,009 Series A Convertible Preferred Shares owned by 18 shareholders of the Company, all of which are being registered for offer on a delayed basis pursuant to Rule 415.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                              DATAPOINT CORPORATION

                        Maximum Offering: 250,000 Shares
                         Offering Price: $1.50 per share


DataPoint Corporation
PO Box 1180
Bountiful, Utah 84011-1180

The Offering
                           Per Share       Maximum

Public Price . . . . . .   $1.50           $375,000
Underwriting
  Discounts  . . . . . .    -0-             -0-
Maximum
Proceeds to us . . . . .    $1.50         $375,000*

Selling Shareholders        $1.50         $297,013.50**

This is our initial public offering. No public market currently exists for our shares, although we intend to apply for listing on the Over-the-Counter Bulletin Board in the future. We know of no market makers for our common stock. The offering price may not reflect the market price of our shares after the offering.

There is no minimum offering amount and no escrow of funds.

The price at which selling shareholders sell shares in this offering may be the market prices prevailing at the time of sale or may be negotiated by the selling shareholder and the buyer.

      Investing in these Shares involves a high degree of risk. Investors should expect immediate substantial dilution. Even if we succeed in raising the maximum amount in the offering, it may not be sufficient to enable us to fully commence our proposed business operations without additional fund raising. (See "RISK FACTORS") The Shares offered should not be purchased by any investor who cannot afford to sustain the total loss of their investment.

      These securities have not been approved by the Securities and Exchange Commission or any state securities agency nor has the Commission or any agency passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      This offering is self underwritten and will be managed by us. The Shares will be offered and sold by our officers and directors without discounts or other commissions.



      This offering will commence with the date of this prospectus and will end 120 days from that date, unless terminated earlier by us. There will be no extensions of time in which to continue this offering.

                   The date of this Prospectus is ____, 2004.

*Proceeds to DataPoint Corporation are shown before deducting estimated offering costs of $30,000 including legal and accounting fees and printing costs payable by DataPoint Corporation. **None of the proceeds from selling shareholders will be received by DataPoint Corporation.

                                TABLE OF CONTENTS

                                                                           Page

Summary......................................................................5
Risk Factors.................................................................6
Use of Proceeds.............................................................11
Determination of Offering Price.............................................12
Selling Security Holders.....................................................9
Dilution....................................................................12
Comparative Data............................................................13
Plan of Distribution........................................................13
Legal Proceedings...........................................................16
Directors, Executive Officers, Promoters and Control Persons................16
Security Ownership of Certain Beneficial Owners and Management..............17
Description of Securities...................................................18
Interest of Named Experts and Counsel.......................................21
Disclosure of Commission Position of Indemnification for Securities
  Act Liabilities...........................................................21
Organization Within Last Five Years.........................................22
Description of Business.....................................................22
Managements Discussion and Analysis of the Financial Statements and
  Results of Operations.....................................................28
Description of Property.....................................................30
Certain Relationships and Related Transactions..............................30
Market for Common Equity and Related Stockholders Matters...................30
Executive Compensation......................................................31
Financial Statements........................................................31
Changes in and Disagreements with Accountant Disclosure.....................31

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety, and particularly the information set forth in "RISK FACTORS."

                                   The Company

         Many businesses who utilize subcontractors spend numerous man-hours each year collecting, verifying and managing data to determine the safety, competency and other suitability factors of subcontractors and vendors with whom they work. In the construction and mining industries this process is known as "pre-qualification." Typically, this process is handled in-house on a case-by-case basis, with results varying widely depending on the quality of the information provided by the subcontractors and vendors and the amount of time the owners and general contractors spend in data collection and verification. We have developed an online database to display independently verified data and information in a detailed, convenient, user-friendly, uniform format for use in the pre- qualification process. Our chosen business model provides this service at no charge to the owner or general contractor; provided that each owner or general contractor wishing to receive this service will enter into a service agreement with us. The service agreement requires that the owner or general contractor will cause subcontractors and vendors to become members of the DataPoint database to remain on their preferred bidder list. We currently offer three basic tiers of services starting with a General Listing, which has no third party verification; a Minimum Review service, which has minimal information verified; and a Standard Review service which includes the maximum third party verification. A subcontractor or vendor will be required to pay us between $195 to $595 annually depending upon which service is subscribed to.

                                  The Offering

Securities Offered:        250,000 Shares of $.001 par value common stock
                           offered by the Company.

                           198,009 Shares of $.001 par value common stock offered by selling shareholders

Offering Price:            $1.50 per share. It is anticipated that all shares
                           offered by the Company herein will be offered at the price of $1.50. Prices for shares sold by selling shareholders may be market prices prevailing, if any, at the time of sale or may be negotiated by the selling shareholder and the buyer.

Summary of Selected        We are a company in the early stages of development,
Financial Data:            and from the date of our inception on June 7, 2002,
                           we have had limited revenues or earnings from operations. As of December 31, 2003, our financial data is as follows:

                           Total Assets                           $  12,423
                           Total Liabilities                      $  22,879
                           Net Loss                               $(101,330)
                           Shareholder Equity                     $ (10,456)
                           Net Tangible Book Value                $ (10,456)
                           Net Tangible Book Value Per Share      $  (0.003)


Termination Date:          This offering will commence with the date of this
                           prospectus and will remain open for a minimum of 120 days or until such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement;
                           and with respect to selling shareholders, the offering shall remain open until such time as all of the shares held by the selling shareholders and subject to this prospectus may be sold to the public in compliance with Rule 144 within any three-month period.

                                  RISK FACTORS

         An investment in the Shares offered hereby involves a high degree of risk. You should carefully consider the following risk factors in addition to the other information set forth elsewhere in this prospectus, including the Financial Statements and Notes, prior to making an investment in DataPoint Corporation.

         YOU RISK LOSS OF YOUR FULL INVESTMENT IF WE CONTINUE TO SUFFER LOSSES FROM OPERATIONS. DUE TO A LACK OF FUNDS, WE HAVE COMMENCED ONLY LIMITED OPERATIONS AND CANNOT AFFORD TO COMMENCE FULL OPERATIONS UNTIL THE PROCEEDS OF THIS OFFERING ARE AVAILABLE. We have a limited operating history. Because we are just starting-up, we may suffer significant losses from which we cannot recover. We will face all of the challenges of a new business enterprise, including but not limited to, locating and sustaining suitable office space, engaging the services of qualified support personnel and consultants, establishing budgets, implementing appropriate financial controls and internal operating policies and procedures. We do not have any significant cash and have no significant operations since our inception.

         IF WE DO NOT RAISE AT LEAST $93,750 IN THIS OFFERING WE WILL HAVE INSUFFICIENT FUNDS TO IMPLEMENT EVEN A LIMITED MARKETING CAMPAIGN TO EDUCATE POTENTIAL CLIENTS TO THE SERVICE WE OFFER AND WE MAY NOT BE ABLE TO CONTINUE OPERATIONS LEADING TO TOTAL LOSS OF YOUR INVESTMENT. To operate profitably, we need clients. To date, we have not had significant operating capital and have primarily marketed our services only by word of mouth. We are dependent upon receipt of the proceeds of this offering to implement a marketing campaign to create awareness of the services we offer. Should we raise the maximum offering, we will recognize a gross amount of $375,000 and believe this amount will enable us to undertake a marketing campaign and continue operations for at least one year. If we do not raise at least $93,750, it is unlikely we will have sufficient funds to implement a marketing campaign. If we cannot implement at least a limited marketing campaign, we will be forced to continue to rely on sales efforts of our officers, which to this point have been insufficient to allow us to operate profitably. Even if the entire offering amount is raised, the amount of capital available to us will be extremely limited, and may be insufficient for us to create enough brand awareness and attract enough clients to operate profitably without additional fund raising. We have no commitments for additional funding beyond the proceeds expected to be received from this offering.

         IF OUR MARKETING CAMPAIGN IS UNSUCCESSFUL YOU COULD LOSE YOUR FULL INVESTMENT. One of our officers has had extensive marketing experience in technology development. However, none of our officers has had any marketing experience in the construction and mining industries and we have not retained, nor have we budgeted for the retention of a marketing or advertising firm to assist us in marketing our information services to these industries. Moreover, we have done no significant market research in connection with the marketing of our information services. If, due to our lack of marketing experience, our marketing campaign does not generate sufficient sales to allow us to operate profitably, it is unlikely that we will be able to continue operations once the funds from this offering have been spent.

         IF WE ARE UNABLE TO KEEP UP WITH THE RAPIDLY EVOLVING NATURE OF INFORMATION TECHNOLOGY AND DELIVERY THEN WE COULD BE SEVERELY NEGATIVELY IMPACTED IN OUR ABILITY TO OPERATE PROFITABLY AND YOU MAY LOSE YOUR INVESTMENT. Information technology and delivery is rapidly changing and evolving as new technologies and applications are discovered. Changes in the way people, businesses and organizations disseminate information could render our service obsolete before we can develop new services or products to react to market changes. If this happens, we will have no market for our information services and will likely be unable to continue operations.

         IF OUR SERVICE IS NOT ACCEPTED IN THE MARKET, WE WILL BE UNABLE TO GENERATE REVENUES AND YOU MAY LOSE YOUR ENTIRE INVESTMENT. Our proposed business is based on our belief that owners and general contractors would greatly benefit from our information service and that they will find our service more attractive than traditional mediums. Acceptance of our information services will be dependent on a number of factors including:

                  o advertising and promotion;

                  o acceptance from the industry;

                  o availability of competing products/services and
                    technologies; o pricing factors; o other intangible factors.

         THE ABOVEMENTIONED FACTORS CHANGE RAPIDLY AND CANNOT BE PREDICTED WITH CERTAINTY. Our business will be subject to all the risks associated with introducing a new product. There is substantial risk that our information services may not be commercially successful, resulting in costs not being recouped or anticipated profits not being realized. We have not undertaken any independent market studies to determine the feasibility of our service or its potential market acceptance.

         BECAUSE OUR OFFICERS AND DIRECTORS MAINTAIN OUTSIDE EMPLOYMENT, THEY MAY HAVE INSUFFICIENT TIME TO DEVOTE TO OUR BUSINESS TO MAKE US PROFITABLE. We currently have no employees and therefore rely heavily upon our officers and directors to meet our needs. Mr. McCann currently devotes approximately 10 hours per month and Mr. Cook devotes less than ten hours per month to the affairs of the Company. Until such time as we can pay them, the officers and directors will maintain other employment. This will limit the time each officer and director devotes to our operations.

         IF OUR CURRENT FEE STRUCTURE IS UNACCEPTABLE TO THE MARKET, WE MAY HAVE INSUFFICIENT FUNDS TO SUSTAIN OPERATIONS UNTIL WE CAN CREATE A FEE STRUCTURE THAT IS ACCEPTABLE, IN WHICH CASE, YOU MAY LOSE YOUR ENTIRE INVESTMENT. We provide our service free of charge to general contractors and owners. To receive the service, however, the general contractors and owners are required to have their subcontractors and vendors become members of our database. The fee to become a member of our database ranges from $195 to $595 per year depending upon the level of service requested by the general contractor or owner. Because we are just starting up, we are not sure if our current fee structure will be acceptable to general contractors, owners, subcontractors and vendors, as some general contractors and owners have expressed concerns about passing along this cost along to their subcontrators and vendors. If general contractors and owners are unwilling to pass these costs along, we may need to change our fee structure to better accommodate the market. Given our limited available funds, there is no guarantee that we will be able to create a fee structure that is acceptable general contractor, owners, subcontractors and vendors before we run out of funds and are forced to cease operations. If we cease operations, it is unlikely you will recover your investment in our shares.

         IF WE ARE NEGLIGENT IN PERFORMING OUR SERVICES, WE COULD BE LIABLE FOR DAMAGES, INCLUDING MONETARY DAMAGES, WHICH, GIVEN OUR LIMITED FUNDS, COULD RESULT IN US HAVING INSUFFICIENT FUNDS TO CONTINUE OPERATIONS. While we intend to have our clients execute agreements specifically limiting our liability in the event we are provided inaccurate or untrue information, there is no guarantee such provisions will be enforced by a court of law if a dispute were to arise. Moreover, if we are negligent in properly reviewing and verifying information we obtain from subcontractors and vendors, we could be liable to the extent such negligence results in damages. Similarly, if we negligent post inaccurate or false information which detrimentally effects the reputation of a subcontractor or vendor, we could be found liable for damages suffered by that subcontractor or vendor.

         THERE IS NO MARKET FOR OUR SECURITIES WHICH WILL CAUSE YOUR INVESTMENT TO BE EXTREMELY ILLIQUID AND VIRTUALLY IMPOSSIBLE TO SELL. Currently, our stock is not listed on any established trading system. Therefore, the market for our common stock is limited and we cannot assure you that a market will ever be developed or maintained. The fact that most of our stock is held by a small number of investors, further reduces the liquidity of our stock and the likelihood that any active trading market will develop.

         The market for our common stock is likely to be volatile and many factors may affect the market. These include, for example:

                  o our success, or lack of success, in marketing our products and services;
                  o competition;
                  o governmental regulations; and
                  o fluctuations in operating results.

         The stock markets generally have experienced, and will likely continue to experience, extreme price and volume fluctuations which have affected the market price of the shares of many small capital companies. These fluctuations have often been unrelated to the operating results of such companies. Such broad market fluctuations, as well as general economic and political conditions, may decrease the market price of our common stock in any market that may develop.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus, the words: "expects," "anticipates," "estimates," "intends" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements under the captions "Risk Factors," "Use of Proceeds," "Plan of Operations," "Description of Business" and elsewhere in this prospectus.

         These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus.

                            SELLING SECURITY HOLDERS

         This prospectus relates to the resale by the selling shareholders of up to 198,009 shares of our common stock issuable upon the exercise or conversion of issued and outstanding series A convertible preferred shares into shares of common stock. The preferred shares were issued to the selling shareholders in a private placement. The following table sets forth, to our knowledge, certain information about the selling shareholders as of June 30, 2004.

         We do not know when or in what amounts the selling shareholders may offer shares for sale. The selling shareholders may not sell any or all of the shares offered by them pursuant to this prospectus. Because the selling shareholders may offer up to 198,009 of the shares, or a portion thereof, pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be held by the selling shareholders after completion of the offering. For purposes of this table, however, we have assumed that, after completion of the offering, the selling shareholders will not hold any of the shares covered by this prospectus.

         Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. Although we currently have 2,734,700 shares of common stock issued and outstanding, we also have 198,009 series A preferred shares that are convertible into common shares (see Description of Securities). The shares of common stock issuable upon the conversion of the series A convertible preferred shares are deemed outstanding for computing the percentages of ownership.

                                Shares of common stock          Number          Shares of common stock
                                beneficially owned prior        of shares       beneficially owned after
Name of                         to offering                     being                the offering
Selling Shareholder             Number      Percentage          offered         Number           Percentage
-------------------             ------      ----------          -------         ------           ----------
Scott E. Deru                   33,334         1.13%              33,334            0                0%

Charles L. Smith                66,667         2.27%              66,667            0                0%

JT & JC Insurance
& Investments, LC               13,334          *                 13,334            0                0%

Dayton Family
Irrevocable Trust                6,667          *                  6,667            0                0%

Jeffery & Barb
Meierhofer                       6,667          *                  6,667            0                0%

Bell Alba Family LP              6,667          *                  6,667            0                0%

Millennium Holding LP           13,334          *                 13,334            0                0%

T.H. Overmoe                     4,667          *                  4,667            0                0%

Larry W. Miller                  3,334          *                  3,334            0                0%

Layton Visual Center
Profit Sharing Plan              3,334          *                  3,334            0                0%

Sunshine Finanical, LLC          6,667          *                  6,667            0                0%

Donald J. Deru                   6,667          *                  6,667            0                0%

Curt & Denise Deru               3,334          *                  3,334            0                0%

DJ Clark Family
Ltd. Partnership                 6,667          *                  6,667            0                0%

Bret Deru                        3,334          *                  3,334            0                0%

                                       10

Jimmie Jones &
Patricia Jones                   3,334          *                  3,334            0                0%

Jill Noe Self                    6,667          *                  6,667            0                0%

Maurice X. Pia                   3,334          *                  3,334            0                0%
------------------

* Less than one percent.

         The term "selling shareholder" includes donees, pledgees, transferees or other successors-in- interest selling shares received after the date of this prospectus from a selling shareholders as a gift, pledge, partnership distribution or other non-sale related transfer.


                                 USE OF PROCEEDS

         DataPoint Corporation will not receive any proceeds from the sale of the selling shareholders' shares that are offered pursuant to this prospectus. The selling shareholders will receive all of the proceeds from the sale of the shares of common stock offered by them in this prospectus.

         The selling shareholders will pay any expenses incurred by them for brokerage, accounting or tax services or any other expenses incurred by the selling shareholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration and filing fees and fees and expenses of our counsel and our accountants.

         The following table sets forth management's present estimate of the allocation of net proceeds expected to be received from the portion of the offering we are selling. Actual expenditures may vary from these estimates. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities. The following order of the use of proceeds reflects the order of priority of each use.

                                            If Maximum,       If 125,000        If 62,500        If 25,000
                                            or 100% of        or 50% of         or 25% of        or 10% of
                                            Amount Sold       Shares Sold       Shares Sold      Shares Sold
                                            -----------       -----------       -----------      -----------
Total Proceeds                              $375,000           $187,500          $ 93,750          $37,500
Less:

    Offering Expenses                         30,000             30,000            30,000           30,000

Net Proceeds from
    Offering Available                       345,000            157,500            63,750            7,500

                                       11

se of Net Proceeds
    Equipment and Software                    40,000             20,000             5,000            2,500

         Marketing
             Advertising                      75,000             28,000            10,750            2,500
             Sales Materials                  30,000             11,500             5,000                -
             Trade Shows                      20,000              7,000                 0                -

         Working Capital
             Salaries                        118,000*            60,000*           38,000*           2,500*
             General and Administrative**     20,000             10,000             3,000                -
             Misc.                            42,000             21,000             2,000                -

         Total Use of Net Proceeds          $345,000           $157,500          $ 63,750           $7,500

*It is anticipated that the majority, at least 85%, of indicated salaries will be paid to officers.

** It is anticipated that none of the general and administrative expenses will be paid to officers.

                         DETERMINATION OF OFFERING PRICE

         As no underwriter has been retained to offer our securities, the offering price of our shares was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our shares.

                                    DILUTION

         As of the date of this offering, we had 2,734,700 common shares issued and outstanding and 198,009 preferred shares convertible into common for a total of 2,932,709 fully diluted common shares and a net tangible book value of ($10,456) or ($0.003) per share. The proceeds from the sale of Shares will vary depending on the total Shares sold.

         If all 250,000 Shares offered herein are sold, and the 198,009 Series A Convertible Preferred shares convert to common as expected, then there would be a total of 3,182,709 common shares outstanding. If the maximum offering is sold, the net proceeds to us after deducting offering costs of $30,000 would be $345,000. Adding the net proceeds to our current net tangible book value, our total net tangible book value would be $334,544. Dividing our net worth by the number of common and preferred shares outstanding discloses a per share book value of approximately $0.105 per share. Therefore, the shareholders who purchased pursuant to the offering will suffer an immediate dilution in the book value of their shares of approximately $1.395 or approximately 93% and the present shareholders will receive an immediate increase in book value of approximately $0.102 per share.

         The following table illustrates the dilution which will be experienced by investors in the offering:

         Offering price per share before deduction of offering expense    $1.50
         Net tangible book value per share before the offering          ($0.003)
         Net tangible book value per share after the offering            $0.105
         Dilution to new investors per share                             $1.395
         Dilution to new investors as a percentage                          93 %


                                COMPARATIVE DATA

         The following chart illustrates our pro forma proportionate ownership upon completion of the offering if the maximum amount is sold, of present stockholders and of investors in the offering, compared to the relative amounts paid and contributed to our capital by present stockholders and by investors in this offering, assuming no changes in net tangible book value other than those resulting from the offering.

                                        Approximate                                              Approximate
                                        Percentage                                               Percentage
                            Shares      Total Shares          Total Cash        Total            Average
                            Owned       Outstanding           Consideration     Consideration    Price/share
-------------------------------------------------------------------------------------------------------------------
Present                    2,932,709         92%               $297,513.50           44%         $0.10
Shareholders (1)

New                          250,000          8%               $375,000              56%         $1.50
Investors
-------------------------------------------------------------------------------------------------------------------

         (1) Includes preferred shareholders holding shares convertible into common shares.

                              PLAN OF DISTRIBUTION

         This prospectus covers 448,009 shares of our common stock, 250,000 common shares of which are to be sold by the Company and 198,009 common shares issuable upon the exercise or conversion of series A convertible preferred shares. We will only realize proceeds from the sale of the shares being offered by the Company and we will not realize any proceeds from the sale of the shares by the selling shareholder.

         The portion of the shares being offered by selling shareholders that are covered by this prospectus may be offered and sold from time to time by the selling shareholders. The term "selling shareholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling shareholders as a gift, pledge, partnership distribution or other non-sale related transfer. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling shareholders may sell their shares by one or more of, or a combination of, the following methods:

         - purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

         - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         - block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         - an over-the-counter distribution;

         - in privately negotiated transactions; and

         - in options transactions.

         To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell the common stock short and redeliver the shares to close out such short positions. As of the date of this Registration Statement, none of the selling shareholders holds a short position in our stock. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         In effecting sales, broker-dealers or agents engaged by the selling shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders in amounts to be negotiated immediately prior to the sale.

         In offering the shares covered by this prospectus, the selling shareholders and any broker- dealers who execute sales for the selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with such sales. Any profits realized by the selling shareholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. All selling shareholders acquired our securities in the ordinary course of their business and had, at the time of the acquisition, no plans or proposals, directly or with any other person, to distribute the securities.

         In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

         At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public. We have agreed to indemnify the selling shareholders against certain liabilities, including certain liabilities under the Securities Act.

         Currently we plan to have our officers and directors Barry McCann and Adam Cook sell the common shares being offered by the Company on a self underwritten basis. They will receive no discounts or commissions. In the past, we have received unsolicited indications of interest in DataPoint Corporation from persons familiar with us. Our officers and directors will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all or a part of this offering. At this time, we do not intend to retain an underwriter or licensed broker/dealers to assist us in the offer and sell of the shares. Neither Barry McCann or Adam Cook are registered broker-dealers and therefore will rely on the exemption provided in Rule 3a4-1 under the Securities Act of 1934 to sell the shares.

         In order to buy Shares you must complete and execute the subscription agreement and return it to us at 136 East South Temple, Suite 1700-A, Salt Lake City, Utah 84111. Payment of the purchase price may be made by check or money order payable to the order of "DataPoint Corporation." There is no minimum offering and no escrow account has been established, therefore, all funds will be made available to DataPoint upon receipt.

         We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them. This offering will commence with the date of this prospectus and will remain open for a minimum of 120 days or until such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement; and with respect to selling shareholders, the offering shall remain open until such time as all of the shares held by the selling shareholders subject to this prospectus may be sold to the public in compliance with Rule 144 within any three-month period.

                                LEGAL PROCEEDINGS

         To our knowledge, neither us, nor any of our officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against us or our officers or directors. None of our officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

                  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
                                 CONTROL PERSONS

         The following table sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the stockholders. Officers and other employees serve at the will of the Board of Directors.

Name of Director         Age     Term Served               Positions Held
----------------         ---     -----------               --------------
D. Barry McCann          51     Since June 2002      President/CEO and Director


Adam R. Cook             31     Since June 2002      Secretary and Director



         There is currently one vacancy on our board of directors that we expect to fill with an independent director. Our ability to locate an independent director may be unsuccessful because we do not have error and omission insurance for officers and directors. The above individuals will serve as officers and/or directors. A brief description of their positions, proposed duties and their background and business experience follows:

         Barry McCann, President, CEO and Director. Mr. McCann has extensive experience in leading and directing sales and marketing efforts in the high growth technology and broadcast industries. Mr. McCann studied business administration while attending Akron University, located in Akron, Ohio, in 1970 through 1973. From 1996 through 1999, Mr. McCann served as President and General Manager of Simmons New Median, Inc. ("Simmons"), a media division of the Simmons Broadcast Group which was comprised of 34 radio stations and 150 outdoor billboards. At Simmons, Mr. McCann was responsible for finding, developing and managing new media investments primarily using the internet. From 1999 through 2000, Mr. McCann served as the Executive Vice President of

Sales and Marketing at Crystal Canyon Interactive, a company that produced interactive CD ROMs and internet sites, where he was responsible for hiring and training a sales team of five people to sell and market four Crystal Canyon products. During 2000-2001, Mr. McCann was a member of Rainmaker Resources, LLC, a company that helped position companies to raise money, and provided sales, marketing and financial consulting services, where he assisted the LLC in raising nearly $4.5 million in equity and debt financing for Utah companies.

         Adam R. Cook. Secretary and Director. Mr. Cook graduated from the University of Utah in 1999, with a B.S. degree in Business Administration and a minor in English. Since 1999, Mr. Cook has been primarily working as an independent business consultant to Poulton & Yordan, a Salt Lake City based law firm which specializes in counseling start up companies. Mr. Cook provided consulting services to small public entities and, in connection with the law firm, helped development stage companies position themselves to raise seed money.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The term "beneficial owner" refers to both the power of investment (the right to buy and sell) and rights of ownership (the right to receive distributions from the company and proceeds from sales of the shares). Inasmuch as these rights or shares may be held by more than one person, each person who has a beneficial ownership interest in shares is deemed the beneficial owners of the same shares because there is shared power of investment or shared rights of ownership.

                                                     Amount of
                                    Title of         Beneficial                % of Class           % of Class
Name and Address                      Class          Ownership               Before Offering     After Offering(1)(2)
----------------                      -----          ---------               ---------------     --------------------
DataPoint Voting Trust              Common           2,162,000                  79.06%                 67.93%
136 East South Temple
Suite 1700-A
Salt Lake City, Utah 84111

Barry McCann (3)                    Common           2,162,000                  79.06%                 67.93%
136 East South Temple
Suite 1700-A
Salt Lake City, Utah 84111

Adam R. Cook (4)                    Common           1,018,500                  37.24%                 32.00%
136 East South Temple
Suite 1700-A
Salt Lake City, Utah 84111

Ronald L. Poulton (5)               Common           2,287,000                  83.63%                 71.86%
136 East South Temple
Suite 1700-A
Salt Lake City, Utah 84111

                                       17

-------------------------------------------------------------------------------------------------------------------
All officers and directors
as a group (2 persons)                               2,162,000                  79.06%                 67.93%

-------------------------------------------------------------------------------------------------------------------

         TOTAL                                       2,287,000                  83.63%                 71.86%
-------------------------------------------------------------------------------------------------------------------

(1) Assumes that all 198,009 convertible preferred shares are converted into common shares.
(2) Assumes that 250,000 shares are sold in this offering.
(3) Barry McCann, our President/CEO and Director, and Ronald Poulton are the Voting Trustees of the DataPoint Voting Trust and their respective addresses are 1355 North Main Street, Suite Three, Bountiful, Utah 84010 and 136 East South Temple, Suite 1700-A, Salt Lake City, Utah 84111. The DataPoint Voting Trust is comprised of Common Stock of DataPoint Corporation only. The DataPoint Voting Trust agreement shall continue until June 24, 2007, unless terminated earlier in writing in accordance with the voting trust agreement. As trustees, Barry McCann and Ronald Poulton have the right to vote the shares of the DataPoint Voting Trust in any shareholder matter(s).
(4) Adam R. Cook is our Secretary and serves on our board of directors. Shares held by Mr. Cook are held in the name of the DataPoint Voting Trust. While Mr. Cook has no voting power of these shares, he retains economic benefit of the shares.
(5) Ronald L. Poulton is a Voting Trustee of the DataPoint Voting Trust which is shareholder of record of 2,162,000 shares (see note 3 above). In addition, Mr. Poulton is a partner of Poulton & Yordan and therefore might be deemed to beneficially own 125,000 shares held by Poulton & Yordan.

                          DESCRIPTION OF THE SECURITIES


         Description of Common Stock. Our authorized capital stock consists of 50,000,000 shares of common stock with a $.001 par value. As of June 30, 2004, we had approximately 2,734,700 common shares outstanding and 198,009 preferred shares outstanding that are convertible into common stock. Holders of our common shares are entitled to receive dividends when declared by the Board of Directors out of funds legally available therefore. Any such dividends may be paid in cash, property or shares. We have not paid any dividends since our inception. All dividends will be subject to the discretion of the Board of Directors, and will depend upon, among other things, our operating and financial conditions, capital requirements and general business conditions. Therefore, there can be no assurance that any dividends on the shares will be paid in the future.


         All common shares have equal voting rights and, when validly issued and outstanding, will have one vote per share on all matters to be voted upon by the shareholders. Cumulative voting in the election of directors is not allowed, and a quorum for shareholder meetings shall result from a majority of the issued and outstanding shares present in person or by proxy. Accordingly, the holders of a majority of the common shares present, in person or by proxy at any legally convened shareholders' meeting at which the Board of Directors is to be elected, will be able to elect all directors and the minority shareholders will not be able to elect a representative to the Board of Directors.

         Common shares have no preemptive or conversion rights, no redemption or sinking fund provisions, and are not liable for further call or assessment. Each common share is entitled to share pro rata any assets available for distribution to holders of its equity securities upon our liquidation.


         Description of Preferred Stock. Our authorized preferred stock consists of 10,000,000 shares of preferred stock with a $.001 par value. We may issue the authorized preferred shares in one or more series. As of June 30, 2004, we had 198,009 shares of Series A Convertible Preferred Stock ("Series A") issued and outstanding. The form of the Series A stock designations, powers, conversion privileges, preferences, and other special rights, and the qualifications, limitations and restrictions of the Series A shares are summarized below:


Series A Convertible Preferred Stock

         We have designated 250,000 shares of our authorized preferred stock as Series A Convertible Preferred Stock. The Series A shares have a liquidation value of $1.50. The holders of Series A shares shall be entitled to receive, when as and if declared by our Board of Directors out of funds and assets legally therefor, cash dividends equal with common shares. Dividends will be computed on the basis of a 365-day year. Dividends will be non-cumulative and will accrue without interest. Holders of Series A shares have equal voting rights with the common stock and do not have the right to vote as a separate voting class.

Conversion by Shareholders

         The holders of Series A shares shall, at any time after issuance and upon the effectiveness of a registration statement with the Securities and Exchange Commission registering the common shares underlying the Series A Preferred Stock, have the right to convert any whole preferred share into a whole share of fully paid, non-assessable common stock on a one share for one share basis.

Conversion by DataPoint

         We have the option to require the holders of Series A shares at any time after the effectiveness of a registration statement with the Securities and Exchange Commission registering the common shares underlying the Series A Preferred Stock, to convert any whole preferred share into a whole share of fully paid, non-assessable common stock on a one share for one share basis.

Redemption of Series A shares

         For so long as we have not received a notice of conversion for Series A shares from its holder, we may redeem all or some of the Series A shares at any such time that we have an effective registration statement on file with the Securities and Exchange Commission registering the common shares underlying the Series A shares. The redemption price shall be equal to 100% of the liquidation value, plus all accrued but unpaid dividends on such shares. If we deliver notice of redemption pursuant to the foregoing, the holders shall retain their conversion rights with respect to up to 100% of the number of shares subject to the redemption for up to 30 days after notice.

         Description of Stock Options. We have adopted the DataPoint 2002 Stock Option Plan (the "Plan") allowing us to offer our key employees, officers, directors, consultants and sales representatives, an opportunity to acquire a proprietary interest in our corporation. The various types of incentive awards which may be provided under the Stock Option Plan will enable us to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business. To date we have not issued any options pursuant to the Plan. No option shares are being registered under this registration statement.

         The total number of shares reserved and available for distribution under the Plan is 500,000 shares. These shares will underlie the options granted by us pursuant to the Plan. The option holders will not be protected against dilution if we should issue additional shares in the future. Neither the options, nor the shares underlying the option have preemptive rights.

         In the case of any reclassification, change, consolidation, merger, sale or conveyance of our shares to another corporation, we will make adequate provision whereby the registered holder of any outstanding option will have the right thereafter to receive an exercise of the options immediately prior to the reclassification, change, consolidation, merger, sale or conveyance of our shares.

         Other provisions of the options are set forth below. This information is subject to the provisions of the Plan and the Stock Option Certificates representing the options. The following information is a summary of the DataPoint 2002 Stock Option Plan.

         1. The shares underlying the Options offered pursuant to the Plan are subject to the same rights and restrictions as other shares.

         2. Once an option is granted, it may not be called by DataPoint Corporation.

         3. The options may not be sold prior to six months from the date of the grant of the related award without DataPoint Corporation's prior approval.

         4. Unless exercised within the time provided for exercise, the options will automatically expire.

         5. The exercise price per share purchasable under a stock option shall be determined by the Committee at the time of grant and may not be less that 100% of Fair Market Value of the shares, provided however, that the exercise price of an Incentive Stock Option granted to a 10% Stockholder shall not be less than 110% of the Fair Market Value of the shares.

         6. There is no minimum number of shares that must be purchased upon exercise of the option.

         7. The option holders, in certain instances, are protected against dilution of their interest represented by the underlying shares upon the occurrence of stock dividends, stock splits, reclassifications and mergers.

         Transfer Agent. Interwest Transfer Company, Inc., located at 1981 East Murray-Holladay Road, Salt Lake City, Utah 84117, Telephone (801) 272-9294, has agreed to be our transfer agent upon completion of this offering.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

         Ronald Poulton an attorney of the firm Poulton & Yordan is a Voting Trustee of the DataPoint Voting Trust, which trust owns approximately 2,162,000 of our issued and outstanding common stock. In addition, the firm of Poulton & Yordan owns approximately 125,000 shares of our issued and outstanding common stock.

         Except as disclosed above, none of the experts named herein have been or are promoters, underwriters, voting trustees, directors, officers or employees of DataPoint Corporation. Further, none of the experts were hired on a contingent basis and none of the experts named herein will receive a direct or indirect interest in DataPoint Corporation.

         Legal Matters

         Certain legal matters will be passed upon for us by Poulton & Yordan, of Salt Lake City, Utah.

         Accounting Matters

         The financial statements included in this prospectus and elsewhere in the registration statement have been audited by Mantyla & McReynolds, located in Salt Lake City, Utah, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "act") may be permitted to directors, officers and controlling persons for the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       ORGANIZATION WITHIN LAST FIVE YEARS

         DataPoint Corporation (the "Company" or "DataPoint"), was formed as a Utah corporation on June 7, 2002. Our Company was founded by Barry McCann and Adam Cook who received 2,162,000 shares of Company common stock in exchange for services and cash in the amount of $500. The Company was founded to exploit the business concept of providing services to existing businesses in the construction and mining industries. Specifically, the Company was formed to provide pre-qualification and subcontractor information management services.

         From inception through November of 2002 we were principally engaged in researching and developing our services. Since December of 2002 we have been engaged in refining and marketing of our services.

         In July of 2003 we contracted with our first client, a small division of Newmont Mining. Our current day to day operations include servicing Newmont Mining and marketing our services to other businesses within the construction and mining industries.

         Our executive offices are located at 915 Northridge Drive, Bountiful, Utah 84010. Our telephone number is (801) 296-1400.


                             DESCRIPTION OF BUSINESS

         We provide services to owners, general contractors and subcontractors within the construction and mining industries. In the construction industry 'owners' are usually large corporations that are not principally engaged in the construction industry but have high construction needs in order to carry out their principal business activities. According to Engineering New-Record ("ENR"), a monthly magazine published by the McGraw-Hill Companies, some of the top owners for 2002 included companies like General Motors Corp and Johnson & Johnson. Many owners and general contractors spend numerous man-hours each year collecting and verifying data to determine the safety, competency and other suitability factors of the subcontractors and vendors with whom they work. In the construction and mining industries this process is known as "pre-qualification." Typically, this process is handled in-house on a case-by-case basis, with results varying widely depending on the quality of the information provided by the subcontractors and vendors and the amount of time the owners and general contractors spend in data collection and verification. We have developed an online database to display independently verified data and information in a detailed, convenient, user-friendly, uniform format for use in the pre-qualification process at no charge to the owner or general contractor. Each owner or general contractor wishing to receive this service will enter into a service agreement with us and upon execution of said agreement will become a DataPoint client. The service agreement requires that the owner or general contractor cause their subcontractors and vendors to become members of the DataPoint database in order to enter job site(s). We currently offer three basic tiers of services starting with a General Listing, which has no third party verification, up to a Standard Review service which includes the maximum third party verification. In addition, we anticipate providing customized packages depending on the wants and needs of each owner and general contractor.

         A subcontractor becomes a member of the DataPoint database upon our receipt of an initial set up fee equal to the annual service fee to be paid by the subcontractor or vender. The initial set up fee pays for the creation, collection, verification (when applicable depending upon which tier of service is subscribed for) and presentation of relevant data dating back three years from the date the payment is received. Thereafter, the subcontractor or vendor will be required to pay us an annual membership and update fee between $195 and $595.

         Business Model

         In the construction and mining industries, owners and general contractors usually pre-qualify subcontractors and vendors prior to hiring them to determine their competency and suitability. Typically, a number of factors are considered in the pre-qualification process. These factors may include:

         . Safety performance history, including identifying:

                  . accidents;
                  . fatalities;
                  . injuries;
                  . citations issued; and
                  . insurance claims.
                  . Financial solvency
                  . Insurance coverage
                  . Bonding capabilities

         . Civil and criminal litigation history, including:

                  . judgments; and
                  . pending legal actions.
                  . Licensing status
                  . Reputation

         Traditionally, the owners or general contractors have done the gathering and verification of this information in-house. This gathering and verification process requires the owners or general contractors to allocate valuable resources to perform this task. This requires the owner or general contractor to go to the numerous sources of information for each subcontractor or vender with whom it may work to gather this information. Or, if the subcontractor or vendor provides the information directly to the owner or general contractor, they still have to expend significant time verifying the accuracy of the information provided.

         Through our management team we have developed a process for gathering, and when applicable verifying, information from federal, state and other agencies, bonding companies, insurers, courts, banks, creditors, prior employers, suppliers, subcontractors and vendors that are is used in pre-qualifying subcontractors and vendors. We believe there is a significant need in the construction and mining industries for a more efficient and effective means of gathering, verifying and presenting this information. Based on this perception, we have created a database to store and display relevant information about subcontractors and vendors. Our database presents this information in a uniform format and can be accessed online by owners and general contractor to make pre-qualification determinations.

         We begin the process of gathering subcontractor information by sending out an introduction letter to the client's subcontractors. The introduction letter instructs the subcontractors that they are required to subscribe to the DataPoint service in order to enter the clients job site(s). The letter also instructs the subcontractors how to subscribe to the DataPoint service.

         Each subcontractor is directed to a web page specifically set up for the client where the subcontractor can begin the process of becoming a member of the database by entering a user name and password as provided in the introduction letter. Once the subcontractor has logged into the database they are instructed to begin entering information into our online Qualification Form. After the form has been completed and the information has been entered the subcontractors are required to pay us the initial membership fee either online using a credit card or by sending us a check directly. Each subcontractor is also required to print and sign the signature page of the online form, to gather various other documents (such as insurance certificates) and to send the packet to us. Occasionally subcontractors are not able or will resist completing the information request form online. As such, there is an option to phone us directly to request a hard copy of the form or they can print the form online and complete a hard copy to be sent to us with the other required information. If a subcontractor has elected not to enter the information online, then we enter their information into the online form when we receive their packet.

         We will begin the review of a subcontractor when we have received full payment of the initial membership fee. We begin our review by checking information for completeness. After the information has been entered, either by subcontractors online or by us, we then review the information and contact the subcontractors to obtain missing or incomplete information.

         After we determine that the information is sufficiently complete we then begin the verification process of certain information. The information that we verify will be different for each client and the more information to be verified, the higher the fees will be for our clients subcontractors.

         We may, at our election, utilize the services of a third party to carry out verification. To date, however, we have not contracted any such services. We plan to verify safety and health administration citation histories by visiting government sponsored web sites; insurance modification rates will be verified at insurance companies and the National Council on Compensation Insurance ("NCCI") by phone and fax; insurance coverage and limits will be verified with insurance carriers by phone and fax; and, professional licensing and legal status (i.e. incorporation status) will be verified at state sponsored web sites, by phone and by fax with state offices.

         We anticipate being requested to verify subcontractor licensing in most instances. For example, our verification of licensing is usually done by logging on to a state(s) website(s) in which a subcontractor claims to be licensed. The majority of states have this online capability but for those that don't, we phone the state licensing boards and obtain a verbal and/or fax verification noting the date and person we speak with and the accuracy of the information. If the information provided by the subcontractor is the same as the information provided by the state then we will mark the information "verified" in the database. If the information provided by the subcontractor is different than the information provided by the state then we contact the subcontractor instructing them to resolve the discrepancy and to contact us with the accurate information. We provide them with the specific contact information of the licensing department to assist in this process. The information on the database will remain unverified until the information provided by a subcontractor is the same as the information provided by the state. In any instance of discrepancies we will note the subcontractor record for the client to view. By viewing the notes a client can be informed of the status of unverified information.

         After the verification of information is complete we help both the client and the subcontractor manage the information. Our database has been built with a visual and email tickler system. When viewing a subcontractor's information the general screen displays a small yellow circle next to licenses that are within thirty days of expiration and a small red circle next to licenses that are expired. In addition, the database is set up to automatically generate emails to both the client and the subcontractor at thirty days prior to expirations and at expiration of vital information such as licensing.

         How DataPoint will Generate Revenue

         As discussed above, we provide our service to owners and general contractors at no charge. To receive our service, however, owners and general contractors are required to enter a service agreement with us. At the time an owner or general contractor executes our service agreement they are required to provide us with a comprehensive list of all subcontractors and vendors with whom the owner or general contractor currently works. We will then partner with the owner or general contractor in sending out a letter to each subcontractor and vendor on the list. The letter will be sent out on letterhead of the owner or general contractor and will indicate that they have retained our services. The letter will further instruct the subcontractor or vendor that to enter the job site(s) of the owner or general contractor, they must become a member of the DataPoint database. Thus each subcontractor will be required to pay between $195 and $595 for the initial membership fee and will thereafter be required to pay annual membership fees equal to the initial membership fees provided the amount of verification required by the client remains unchanged.

         We believe this revenue model will be a key to our success. Based on our initial research, including reviewing publications of and phone conversations with representatives from Association of General Contractors of American ("AGC"), American Subcontractors Association ("ASA"), Turner Construction Company, Zurich Insurance and other organizations, we estimate there are many more subcontractors and vendors in the United States than there are owners and large general contractors. There would be a significant expense to market our services to every subcontractor and vendor. Alternatively, we believe we might be able to access a large pool of subcontractors and vendors by signing up a much smaller number of large construction and mining companies. These construction and mining companies then assist us to get their subcontractors and vendors to become members of our database.

         Benefits to Owners and General Contractors

         Because our service is virtually free to owners and general contractors we believe that they will be highly attracted to our service. In addition, we believe there are several other reasons that an owner or general contractor would use our service. By subscribing for our service owners and general contractors will be able to reallocate the time and money they currently spend in-house on gathering and verifying information. As owners and general contractors may receive hundreds of bids on each job they perform, we believe our service represents a significant cost and time savings. Rather than having to contact a number of different agencies, bonding companies, insurers, banks, suppliers, etc., the owner or general contractor can simply log onto our web site and access information regarding each subcontractor or vendor in one easy to use location. Moreover, all of the data on each subcontractor or vendor will be presented in an easy to understand, uniform format. This will allow the owner or general contractor to quickly and easily review insurance coverage, safety records, bonding capacity, licensing status, litigation history and other information on subcontractors or vendors.

         Finally, we believe an added benefit of our service is that the owner or general contractor can demonstrate that they performed appropriate due diligence by having an independent third party gather and verify certain information used during their pre-qualification process.

         Benefits to Subcontractors and Vendors

         Our service is designed so that both the subcontractor or vendor and the owner or general contractor benefit. As discussed previously, in most instances when a subcontractor or vendor bids a job, they must undergo a pre-qualification review by the owner or general contractor. Quite often the owner or general contractor will look to the subcontractor or vendor as the initial source of the information used during the pre-qualification review. As with the owners and general contractors, this requires the subcontractors and vendors to spend time and money gathering and preparing information requests. Subcontractors and vendors who join our database have the ability access their information on our database and print their pre-qualification information which can then be sent to owners and general contractors. In addition, if the owner or general contractor does not have an agreement with us, the subcontractor and vendor can give their log in information to an owner or general contractor to view their pre-qualification information on our database. Our service will reduce the time and money spent by subcontractors filling out miscellaneous pre-qualification forms for every owner or general contractor they want to work with.

         The subcontractor and vendors also benefit from the ability to demonstrate that they have an independent third party gathering and verifying certain information used during in a pre-qualification process.

         DataPoint Database & Web Site

         Upon receipt of the completed application and the initial set up fee, we will begin the information collection and verification processes. After the information is collected and verified we will post the information into our database which can then be accessed via our website. Owners, general contractors, subcontractors and vendors can access our secure database through our web site by logging in with a user name and password. Owners or general contractors will be able to access the information of all their subcontractors and vendors who are members and will have greater user functions than a subcontractor or vendor. Subcontractors and vendors will be able log in to view and print their own information but are not allowed to view other members information. Our web address is located at www.datapointcorp.com

         Marketing

         Initially, we intend to implement a marketing campaign focused on larger construction and mining companies that have at least a regional if not national presence. This campaign began during the third quarter of 2002, which to date has included attending a few industry seminars, cold calling safety and procurement personnel and online presentations to interested parties. Because of insufficient capital we have not been able to continue the marketing campaign that began in 2002. We hope to implement a full marketing campaign upon completion of this offering. We hope to create brand awareness and to execute service agreements with owners and general contractors.

         We plan to employ a number of marketing tools including:


         . Having a presence at industry trade shows
         . Participating in and conducting seminars
         . Running targeted ads in trade association publications and magazines . Direct mailings
         . Lunch and dinner sales meetings

         We also plan to seek to develop and maintain alliances with contractors and developers by joining and participating in recognized construction and mining associations such as the American Subcontractor Association ("ASA"), the Associated General Contractors of America ("AGC") and the National Mining Association ("NMA"). Finally, we intend to develop a direct sales program which will focus on building strong relationships with the owners and general contractors with whom we will work because we believe our best marketing tool will be the word of mouth referrals from our satisfied clients. Our direct sales program is not yet developed. If and when we have sufficient funds, we plan to develop a sales program focused toward building relationships with company decision makers. By doing this we hope to develop strong brand recognition among industry leaders and others who are in the position to refer our services to others in the market.

Employees

         At the end of fiscal 2002 we had three full-time employees. In an effort to conserve cash, however, we have reduced our workforce and we currently have no employees. Our officers and directors currently work on a part-time, as needed basis, with no commitment for full time employment

In the next twelve months, if and/or when we are able to create a customer base, we anticipate needing as many as seven (7) employees, five of whom will be production specialists comprised of a manager and four (4) employees. These production specialists will be trained to perform the actual gathering, verification and database posting process. The other two employees would be our sales and marketing specialists as well as administrative employees. We plan to hire the aforementioned employees as they are needed throughout the next twelve months.

Competition

         We believe our main sources of competition will be the owners and general contractors who gather and verify information in-house; subcontractors or vendors may also be considered competition for the same reason. While we believe we have a competitive advantage and can do a better job than competing owners, general contractors, subcontractors and vendors are doing, there is always resistance to change. We are aware of a few other companies who offer similar research services in niche areas such as Occupational Safety and Health Administration ("OSHA") compliance or licensing status. In addition, we are aware of a few newly formed companies offering a very similar range of information gathering and verification services that we offer. These companies are direct competitors and they may have greater financial resources, experience and public exposure than us.

         MANAGEMENTS DISCUSSION AND ANALYSIS OF THE FINANCIAL STATEMENTS
                           AND RESULTS OF OPERATIONS

         Liquidity and Capital Resources

         From inception on June 7, 2002 through the year ended December 31, 2002 we had no revenues and at the year end we had cash of $82,815. We began our development efforts upon inception in June of 2002. Our main operations for the first six months consisted of developing our back-end database, a front-end website and marketing strategies for our services. As of the fiscal year ending December 31, 2002, the back-end database and the front-end website were completed and fully functional and our marketing strategies were put into place. As of the fiscal year end we had incurred product development costs of approximately $67,367. In addition, our general and administrative expenses for the same period were approximately $146,178, of which $84,028 were wages. From January 1, 2003 through the year ended December 31, 2003 we had revenues of $20,517 and cash of $8,130. We have not realized any revenue in fiscal year 2004 thus far and although we are in negotiations with our one customer, it is unclear whether they will retain our service for the next year.

         We have limited liquidity and capital resources and our financial statements have been issued with a going concern opinion. As such, we do not currently possess a financial institution source of financing and we cannot be certain that our existing sources of cash will be adequate to meet our liquidity requirements. Our management is undertaking the following approach to meet our liquidity requirements:

         (a) Seek to convert outstanding payables and liabilities into common stock in order to reduce cash obligations;

         (b) Further implement a sales and marketing plan for 2004 that, if successful, may generate sufficient cash flow to meet liquidity requirements; and

         (c) Complete a registration statement on Form SB-2 to raise up to $375,000;

         Our future capital requirements will depend on our ability to successfully implement these initiatives and other factors, including (i) the ability create and maintain a customer base, and (ii) overall financial market conditions where the we might seek prospective investors.

         Over the next twelve months we do not anticipate making any major capital expenditures. The product development costs will be greatly reduced as we have completed the major development aspects of the back-end database and front-end website. We anticipate minor expenses associated with product development costs as we seek to improve functionality and resolve problems that we may be unaware of. In addition, we anticipate the general and administrative costs to be significantly less until we are able to create a customer base for our services.


         Our plan of operations for the next twelve months is specifically to raise funds through this offering and to further implement our marketing plan. A principle use of the proceeds raised in this offering will be to help defray various start up costs. The proceeds will also be used to cover labor and marketing expenditures. Some of the funds will be used to pay the cost of further developing our database. We will also expend funds traveling to and participating in trade shows. If all of the shares offered hereby are sold, we expect the net proceeds from the sale of shares will be sufficient to cover expenses until we begin to generate revenue from sales, which we believe will occur within twelve months of the closing of this offering. Whether we are successful in raising additonal capital or not we will continue to try and keep expenses as low as possible, use noncash contributed capital as much as feasible and viable in order to pursue our business plan.

Comparison of the three months ended June 30, 2004 and the three months ended June 30, 2003.

         For the three months ended June 30, 2003 we had revenues in the amount of $4,963 compared to no revenues in the same three month period of 2004. Our one client, a small division of Newmont Mining, had a change in their management team and the new team has not required their subcontractors to subscribe to our services. As such we have failed to generate revenue that we previously anticipated would be re-occurring in the 2004 fiscal year. We had a net loss from operations in the three months ended June 30, 2004 of ($7,617) compared to a net loss from operations of ($34,290) for the same period in 2003. Although we had revenue in the three months ended June 30, 2003 we also had significantly more expenses associated with providing our services. In addition, the decrease in the net loss for the period in 2004 is due to a significant reduction in product development, sales and marketing efforts and other cut backs related to our limited capital resources and, to a lesser degree, the fact that we had no revenues to offset our expenses.

Comparison of the six months ended June 30, 2004 and the six months ended June 30, 2003

         For the six months ended June 30, 2003 we had revenues in the amount of $4,963 compared to no revenues in the same three month period of 2004. As previously mentioned, our one client, a small division of Newmont Mining, had a change in their management team and the new team has not required their subcontractors to subscribe to our services. As such we have not generated revenues that we previously anticipated would be re-occurring in the 2004 fiscal year. We had a net loss from operations in the six months ended June 30, 2004 of ($26,631) compared to a net loss from operations of ($76,879) for the same period in 2003. Although we had revenue in the six months ended June 30, 2003 we also had significantly more expenses associated with marketing and providing our services. In addition, the decrease in the net loss for the period in 2004 is due to a significant reduction in product development, sales and marketing efforts and other cut backs related to our limited capital resources and, to a lesser degree, the fact that we had no revenues to offset our expenses.


                             DESCRIPTION OF PROPERTY

         Executive Offices

         We leased 800 square feet of office space on a month to month basis for approximately the last six months for $1,100 per month. We are now utilizing about 200 square feet of office space located in an Mr. McCann's home for no charge. This free rent is of nominal value. We have no lease agreement with Mr. McCann. If at any time Mr. McCann decides he needs or wants the space, we have no right to continue to occupy the space and could be forced to move.

         If and when we are able to create a customer base, we anticipate needing as much as 4,000 square feet of office and administrative space and we expect to pay approximately $3,500 a month for that space. At this time we are not searching for suitable space as we expect to locate this space on favorable terms if and when the need arises.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We have issued shares to the following officers, directors, promoters and beneficial owners of more than 5% of our outstanding securities.

                           Date of          Number            Consideration                      Relationship to
Name                       Transaction      of Shares               Given                            DataPoint
----                       -----------      ---------         -------------                          ---------
Barry McCann               June 24, 2003    2,162,000         $768 Services/$250 Cash            Officer/Director **
DataPoint Voting
Trust                      June 24, 2003    2,162,000         n/a                                      *
Ronald Poulton             June 24, 2003    2,287,000         $125 Services                            **
Adam Cook                  June 24, 2003    1,018,500         $768 Services/$250 Cash            Officer/Director***
-------------------------

*   Holder of 5% or more of our outstanding securities.
**  Voting Trustee of the DataPoint Voting Trust
*** Shares held by Mr. Cook are in the DataPoint Voting Trust. Mr. Cook does not have voting power but retains economic benefit derived from shares.


         Pursuant to a promissory note dated March 25, 2004, an officer loaned the Company $5,000 to cover operating expenses. The note provides for interest at the rate of four percent per annum on the unpaid principal balance, with principal and the accrued interest thereon payable in full upon demand.


         Any agreements with related parties shall be on terms no less favorable to us than we could obtained from an unaffiliated third party on an arms-length basis and will be approved by a majority of our disinterested directors.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         At present, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resales. Furthermore, the shares are not marginable and it is unlikely that a lending institution would accept our common stock as collateral for a loan.

         We have not paid any dividends since inception and any earnings realized by the Company will likely be reinvested in the business of the Company thus we do not plan to pay dividends in the immediate future. In the case that we declare a dividend said dividend would only be paid out of legally available funds in accordance with state law.

         Pursuant to this registration statement, we propose to publicly offer 250,000 common shares. To date, none of our outstanding shares of common stock are subject to outstanding options or warrants to purchase our common stock. 198,009 shares of our common shares, however, are subject to conversion of our Series A Convertible Preferred Stock. We have not agreed to register shares of common stock held by existing shareholders of common stock for resale. We currently have approximately 30 shareholders.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain summary information concerning the compensation paid or accrued since the Company's inception in June 2002 through December 31, 2002 (the end of the Registrant's last completed fiscal year).

                                               Summary Compensation Table

                                                                          Long Term Compensation
                                                                          ----------------------
                              Annual Compensation                         Awards                    Payouts
                              -------------------                         ------                    -------
                                                                          Restricted
Name and Principal                                      Other Annual      Stock     Options/     LTIP     All Other
Position                      Year     Salary  Bonus   Compensation      Awards $  SARs #      Payout  Compensation
--------                      ----     ------ ------   -------------      --------- ---------   ------  ------------

Barry McCann                  2003     $18,750   -0-       $17,657                -     -0-         -0-      -0-
CEO and Director              2002     $53,918  $1,000     $893.50                -     -0-         -0-      -0-

Adam R. Cook                  2003     $6,300    -0-       $4,319                 -     -0-         -0-      -0-
Secretary, Treasurer          2002     $25,200   -0-       $768.50               -0     -0-         -0-      -0-

         There are no employment agreements in place with any officer or director or employee. The Company entered into consulting agreements with Mr. McCann and Mr. Cook during 2003. Under the consulting agreements Mr. McCann received payments totaling $17,657 and Mr. Cook received payments totaling $4,319. The consulting agreements have since expired.

                              FINANCIAL STATEMENTS



                              DATAPOINT CORPORATION
                          [A Development Stage Company]

                              FINANCIAL STATEMENTS

               FROM INCEPTION [JUNE 7, 2002] TO DECEMBER 31, 2003


         [WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM]

                              DATAPOINT CORPORATION
                          [A Development Stage Company]


                                TABLE OF CONTENTS



                                                                           Page

Report of Independent Registered Public Accounting Firm                    F-1

Balance Sheet - December 31, 2003                                          F-2

Statements of Operations For the Twelve Month and Seven Month
periods ended December 31, 2003 and 2002 and for the period from
Inception [June 7, 2002] through December 31, 2003                         F-3

Statements of Stockholders' Deficit For the Twelve Month and the
Seven Month periods ended December 31, 2003, and 2002 and for the
period from Inception [June 7, 2002] through December 31, 2003             F-4

Statements of Cash Flows For the Twelve Month and the Seven Month
periods ended December 31, 2003, and 2002 and for the period from
Inception [June 7, 2002] through December 31, 2003                         F-5

Notes to Financial Statements                                           F-6-11

             Report of Independent Registered Public Accounting Firm


The Board of Directors and Shareholders DataPoint Corporation [a development stage company]:

We have audited the accompanying balance sheet of DataPoint Corporation [a development stage company] as of December 31, 2003, and the related statements of operations, stockholders' equity, and cash flows from inception [June 7, 2002] through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DataPoint Corporation [a development stage company] as of December 31, 2003, and the results of its operations and cash flows from inception [June 7, 2002] to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that DataPoint Corporation will continue as a going concern. As discussed in Note 4 to the financial statements, the Company is in the development stage, has minimal operating capital and has significant losses since inception. These issues raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.


Mantyla McReynolds
Salt Lake City, Utah
July 15, 2004

                                               DATAPOINT CORPORATION
                                           [A Development Stage Company]
                                                   Balance Sheet
                                                 December 31, 2003

ASSETS


Current assets:
    Cash                                                                                        $                    494
    Deposit-trust account-Note 3                                                                                   7,636
                                                                                                ------------------------
      Total current assets                                                                                         8,130

Property and equipment net of depreciation of $1,324                                                               4,293
                                                                                                ------------------------
                             Total Assets                                                       $                 12,423
                                                                                                ========================
LIABILITIES AND STOCKHOLDERS' DEFICIT


Liabilities:
  Current liabilities:
  Accounts payable                                                                              $                 15,654
  Accrued liabilities-Note 3                                                                                       7,225
                                                                                                ------------------------
      Total current liabilities                                                                                   22,879
           Total liabilities                                                                                      22,879


Stockholders' deficit:
   Convertible preferred stock-250,000 shares authorized
     having par value of $.001 per share; 198,009 shares
     of non-cumulative convertible and redeemable
     series A stock issued and outstanding, liquidation
     preference of $1.50 per share - Note 2                                                                          198
  Common stock -- 50,000,000 shares authorized having
    a par value of $.001 per share; 2,734,700 shares issued
    and outstanding - Note 2                                                                                       2,735
  Additional paid-in capital                                                                                     319,613
  Deficit accumulated during the development stage                                                              (333,002)
                                                                                                ------------------------
                      Total stockholders' deficit                                                                (10,456)
                                                                                                ------------------------
              Total liabilities and stockholders' deficit                                       $                 12,423
                                                                                                ========================


                                  See accompanying notes to financial statements

                                                         F-2

                                                      DATAPOINT CORPORATION
                                                  [A Development Stage Company]
                                                    Statements of Operations
                                       For the Twelve Month and Seven Month periods ended
                                       December 31, 2003 and 2002, and for the period from
                                       Inception [June 7, 2002] through December 31, 2003


                                                                                                              June 7, 2002
                                                                 Twelve                  Seven                   through
                                                                 Months                  Months                December 31,
                                                                 2003                     2002                     2003
                                                             -----------              -----------              -----------
REVENUE                                                      $    20,517              $         -              $    20,517

EXPENSES
  Professional fees                                               29,613                   15,558                   45,171
  Organization costs                                                   -                    2,187                    2,187
  Product development                                                  -                   67,367                   67,367
  Depreciation                                                     1,324                      677                    2,001
  General and administrative                                      92,735                  146,178                  238,913
                                                             -----------              -----------              -----------
                          Total expenses                         123,672                  231,967                  355,639


INCOME (LOSS) FROM OPERATIONS                                   (103,155)                (231,967)                (335,122)
OTHER INCOME (EXPENSE)
  State franchise tax                                               (100)                    (100)                    (200)
  Interest income                                                    217                      395                      612
  Interest expense                                                (1,360)                       -                   (1,360)
  Gain on debt extinguishment - Note 8                             3,068                        -                    3,068
                                                             -----------              -----------              -----------
                          Total other income (expense)             1,825                      295                    2,120

NET INCOME (LOSS) BEFORE INCOME TAXES                           (101,330)                (231,672)                (333,002)

  Provision for income taxes                                           -                        -                        -
                                                             -----------              -----------              -----------


NET LOSS                                                     $  (101,330)             $  (231,672)             $  (333,002)
                                                             ===========              ===========              ===========

Loss per share-basic and diluted                                   (0.04)                   (0.08)                   (0.12)
                                                             ===========              ===========              ===========

Weighted average shares outstanding                            2,734,700                2,726,917                2,732,036
                                                             ===========              ===========              ===========

                                     See accompanying notes to financial statements

                                                           F-3

                                                      DATAPOINT CORPORATION
                                                  [A Development Stage Company]
                                           Statements of Stockholders' Equity(Deficit)
                                        For the Twelve Month and Seven Month periods ended
                                       December 31, 2003 and 2002, and for the period from
                                        Inception [June 7, 2002] through December 31, 2003


                                                                                                                           Net
                                    Preferred   Preferred                                Additional                    Stockholders'
                                    Series A    Series A       Common        Common       Paid-in      Accumulated        Equity
                                     Shares       Stock        Shares         Stock       Capital        Deficit         (Deficit)
                                  -----------  -----------  ------------   -----------  ------------  ---------------  -------------
Balance, June 7, 2002                       0  $         0             0   $         0  $         0   $          0   $          0

Shares issued to initial
stockholders for services and cash
June 7, 2002 at $.001 per share                                2,687,000         2,687             0                         2,687

Shares issued for services, June
2002 at $.03 per share                                            33,000            33           967                         1,000

Shares issued for services, July
2002 at $1.50 per share                                           14,700            15        22,035                        22,050

Shares issued for cash, July to
November 2002 at $1.50 per share      198,009          198                                   296,814                       297,012

Direct costs of sale of preferred
series A stock                                                                                (5,653)                       (5,653)

Noncash capital contributed by
stockholder                                                                                      650                           650

Net loss from June 7, 2002
(inception) to December 31, 2002                                                                   -      (231,672)       (231,672)
                                     --------  -----------     ---------   -----------  ------------  ------------   -------------
Balance, December 31, 2002            198,009          198     2,734,700         2,735       314,813      (231,672)         86,074
                                     --------  -----------     ---------   -----------  ------------  ------------   -------------
Noncash capital contributed by
stockholder                                                                                    1,800                         1,800

Services contributed by officer and
director                                                                                       3,000                         3,000

Net loss for the year ended
December 31, 2003                                                                                         (101,330)       (101,330)
                                     --------  -----------     ---------   -----------  ------------  ------------   -------------
Balance, December 31, 2003            198,009  $       198     2,734,700   $     2,735  $    319,613  $   (333,002)  $     (10,456)
                                     ========  ===========     =========   ===========  ============  ============   =============



                                    See accompanying notes to financial statements

                                                         F-4

                                                      DATAPOINT CORPORATION
                                                  [A Development Stage Company]
                                                     Statements of Cash Flows
                                        For the Twelve Month and Seven Month periods ended
                                          December 31, 2003 and 2002, and for the period
                                     from Inception [June 7, 2002] through December 31, 2003


                                                                                                                    June 7,
                                                                                                                     2002
                                                                           Twelve                Seven              Through
                                                                           Months                Months             December
                                                                            2003                  2002              31, 2003
                                                                        ------------        ------------         ------------
Cash Flows from Operating Activities
Net loss                                                                $   (101,330)       $   (231,672)        $   (333,002)
Adjustments to reconcile net loss to net cash provided
 by operating activities:
  Common stock issued for services                                                 -              25,237               25,237
  Non-cash capital and services contributed by stockholder                     4,800                 650                5,450
  Depreciation                                                                 1,324                 667                1,991
  Loss on disposal of equipment                                                  122                   -                  122
  Increase in due from officer                                                   285                (285)                   -
  Gain on extinguishment of debt                                              (3,068)                  -               (3,068)
  Increase (decrease) in deposits                                             22,364             (30,000)              (7,636)
  Increase in accounts payable                                                   753              17,969               18,722
  Increase in due to officers                                                  7,125                   -                7,125
  Increase (decrease) in accrued liabilities and payroll taxes               (14,696)             14,796                  100
                                                                        ------------        ------------         ------------
              Net cash used in operating activities                          (82,321)           (202,638)            (284,959)


Cash flows from investing activities
Purchase of equipment                                                              -              (6,406)              (6,406)
                                                                        ------------        ------------         ------------
             Net cash used in investing activities                                                (6,406)              (6,406)


Cash Flow from Financing Activities:
 Proceeds from issuance of common stock                                            -                 500                  500

 Proceeds from the issuance of preferred series A stock                            -             297,012              297,012

 Direct costs of offering preferred series A stock                                 -              (5,653)              (5,653)
                                                                        ------------        ------------         ------------
             Net Cash provided by financing activities                             -             291,859              291,859


                      Net Increase in cash                                   (82,321)             82,815                  494

Beginning cash balance                                                        82,815                   -                    -
                                                                        ------------        ------------         ------------

Ending cash balance                                                     $        494        $     82,815         $        494
                                                                        ============        ============         ============

Supplemental disclosure of cash flow information:
  Cash paid during the year for interest                                $          6        $          -         $          6

  Cash paid during the year for income taxes                                     100                   -                  100


                                        See accompanying notes to financial statements

                                                               F-5

                      DATAPOINT CORPORATION
                  [A Development Stage Company]
                  Notes to Financial Statements
                        December 31, 2003

Note 1 Organization and Summary of Significant Accounting Policies

         (a) Organization

         DataPoint Corporation (the Company) was organized under the laws of the State of Utah on June 7, 2002. The Company is engaged in business operations to provide to owners and general contractors independently verified data and information in a detailed, convenient, user-friendly, uniform format for use in the pre-qualification process for subcontractors and vendors at no charge to the owners or general contractors. Each owner or general contractor wishing to receive this service will enter into a service agreement with the Company. The Company is considered a development stage company as defined in Statement of Financial Standards No. 7. The Company, has at the present time not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

         (b) Income Taxes

         The Company applies the provisions of Statement of Financial Accounting Standards No. 109 [the Statement], Accounting for Income Taxes. The Statement requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting basis and tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. Due to a loss from inception, the Company has no tax liability.

         (c) Net Loss Per Common Share

         In accordance with Financial Accounting Standards No. 128, Earnings Per Share, basic loss per common share is computed using the weighted average number of common shares outstanding. Diluted Earnings per share is computed using weighted average number of common shares plus dilutive common share equivalents outstanding during the period. Common stock equivalents were not included in the computation of loss per share for the periods presented because their inclusion is anti-dilutive.

         (d) Cash and Cash Equivalents

         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. During the period ending December 31, 2003 the Company did not have non-cash investing activities.

         (e) Use of Estimates in Preparation of Financial Statements

         The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              DATAPOINT CORPORATION
                          [A Development Stage Company]
                          Notes to Financial Statements
                                December 31, 2003

Note 1 Organization and Summary of Significant Accounting Policies-(continued)

         (f) Property and equipment

         Property and equipment are stated at cost. The Company uses the straight-line method of computing depreciation for financial reporting purposes and for income tax purposes. The estimated life of the equipment is 3-5 years.

         (g) Stock-based compensation

         The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in ABP Opinion 25, "Accounting for Stock Issued to Employees" but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to apply APB 25 in accounting for its stock option incentive plans.

         (h) Revenue Recognition

         The Company recognizes revenue according to Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements which clarifies U.S. generally accepted accounting principles for revenue transactions.


Note 2 Common and Preferred Stock Transactions and terms

         The Company at inception on June 7, 2002, issued 2,687,000 shares of common stock to initial stockholders for $500 cash and as compensation for services rendered at $.001 per share (par value) for a total amount of $2,687. The shares issued for services rendered were valued at the fair market value of the services performed. Also, the Company during June and July 2002 issued 33,000 and 14,700 shares of its Common Stock as compensation for services rendered at $.03 and $1.50 per share for a total amount of $1,000 and $22,050 respectively. The shares issued for the services rendered were valued at the fair market value of the services performed.

         The Company, from July to November 2002, sold 198,009 shares of its Series A convertible preferred stock through a private offering at $1.50 per share for a total cash amount of $297,012. The costs of the offerings were $5,653. The Series A Convertible Preferred Stock is convertible into Common Stock of the Company at a rate of one share of Preferred Stock for one share of Common Stock. The holder or the Company may convert the Series A Convertible Preferred Stock at any time when the Company has an effective registration statement on file, registering the Common Stock underlying the conversion. The Company has the right to redeem the Preferred Shares at any time prior to receipt by the Company of a Notice of Conversion from the holder. The redemption price is equal to 100% of the liquidation value of the shares plus all unpaid dividends on the shares. Holders of shares of Series A Convertible Preferred Stock will be entitled to receive cash dividends, when declared, out of funds legally available therefore, equal with common shares, on such record dates as are fixed by the

                              DATAPOINT CORPORATION
                          [A Development Stage Company]
                          Notes to Financial Statements
                                December 31, 2003

Note 2 Common and Preferred Stock Transactions and terms - (continued)

         Board of Directors. The dividends will be noncumulative and accrue without interest. The Series A Convertible Preferred Stock has a liquidation preference of $1.50 per share, plus an amount equal to any accrued and unpaid dividends to the payment date. The holder of the shares of Series A Convertible Preferred Stock have no preemptive rights with respect to any securities of the Company.


Note 3 Related Party Transactions

         The President of the Company owed at December 31, 2002, on a short term basis, $285 for an overpayment on reimbursement of Corporate expenses. The overpayment was satisfied during the year ended December 31, 2003.

         The Company has paid a retainer for legal expenses in the amount of $30,000 (of which $7,636 is still unused as of December 31, 2003) to a legal firm that is also a stockholder. The Company owes the same firm $12,029, which is part of the accounts payable balance at December 31, 2003. The retainer is held in the legal firm's checking trust account and is restricted to the payment of costs for the preparation of documents for the registration and sale of the Company's stock (see
         Note 7).

         The Company has recorded $4,800 and $650 of contributed capital for the free use of furniture and equipment owned by officers and for services performed by an officer of the Company during the periods ending December 31, 2003 and 2002 respectively. Of the $4,800 contributed during the year ended December 31, 2003, $600 is the estimated fair value of the free use of the furniture and equipment and $4,200 is for services performed. All of the $650 contributed during the year ended December 31, 2002 was the estimated fair value of the free use of the furniture and equipment.

         An officer and director, who is also a stockholder, received payment for time and services performed during the periods ended December 31, 2003 and 2002 respectively totaling $18,750 and $53,918. Another officer received payment for services rendered during the same period totaling $6,300 and $25,200. The Company, also accrued consulting fees of $7,125 for an officer for services performed during the period ended December 31, 2003. These payments are included in general and administrative expense in the statement of operations.

                              DATAPOINT CORPORATION
                          [A Development Stage Company]
                          Notes to Financial Statements
                                December 31, 2003

Note 4 Going Concern

         The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As reported in the financial statements, the Company had an accumulated deficit at December 31, 2003 of $333,002. The Company is in the development stage and has not yet established revenues sufficient to cover its operating cost. These factors create doubt as to whether it can continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operations. If the Company is unable to obtain adequate capital it could be forced to cease operations. Management's plans to obtain the necessary resources for the Company to continue as a going concern include obtaining capital from the sale of its common stock to meet future capital needed to market its products and to pay additional salaries and administrative costs related to plans for increasing sales. Whether the sale of common stock is successful or not the Company plans to move forward in its organizational plans as explained in Note 1 through debt or equity financing. The Company will continue to try and keep expenses as low as possible; use noncash contributed capital as much as feasible and viable. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

         The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 5 Income Taxes

         Below is a summary of deferred tax asset calculations on temporary differences and net operating loss carry forward amounts. Loss carry forward amounts expire in 2032. The operating loss tax benefit for tax purposes differs from the loss benefit that results from applying federal and Utah state statutory tax rates to financial statement loss before income taxes because of the accelerated write-off of organization costs for financial statement purposes as compared to amortizing such cost over 60 months for tax purposes. Currently there is no reasonable assurance that the Company will be able to take advantage of a deferred tax asset, thus, an offsetting allowance has been established for the deferred asset.

Description                        Balance              Tax             Rate
---------------------------     --------------    ---------------    -----------
Loss Carryforward               $      330,540    $      128,910         39%
Organization costs                       1,968                768        39%
Valuation allowance                                     (129,678)
                                                  ---------------
Deferred tax asset at
12/31/03                                          $            0
                                                  ===============

         The valuation allowance has increased by $40,286 from $89,392 as of December 31, 2002

                              DATAPOINT CORPORATION
                          [A Development Stage Company]
                          Notes to Financial Statements
                                December 31, 2003


Note 6 Stock Option Plan

         The Company has approved a 2002 Stock Option Plan (the Plan). The purpose of the Plan is to enable the Company to offer to its key employees, officers, directors, consultants, advisors and sales representatives, an opportunity to acquire a proprietary interest in the Company. The Plan is to be administered by the Board of Directors or a Committee. Any equity security issued under the Plan may not be sold prior to six months from the date of the grant of the related award without the approval of the Company. Stock Options granted under the Plan may be either an Incentive Stock Option or a Nonqualified Stock Option. An Incentive Stock Option may be granted only within the ten year period commencing from the grant effective date and may only be exercised within ten years of the date of grant or five years in the case of an Incentive Stock Option granted to a grantee possessing more than 10% of the combined voting power of all classes of stock of the Company. No Incentive Stock Option shall be granted to any person who is not an employee of the Company or a Subsidiary at the time of the grant. The exercise price per share of Stock purchasable under an Incentive Stock Option shall be determined by the Committee at the time of grant and may not be less than 100% of the Fair Market Value of the Stock, however, the exercisable price of an Incentive Stock Option granted to a 10% Stockholder shall not be less than 110% of the Fair Market Value of the Stock. The exercisable price per share of Stock purchasable under options granted that are not Incentive Stock Options, shall be determined by the Committee at the time of grant. Stock Options can be exercised at such time or times and subject to terms and conditions determined by the Plan Committee. The Plan provides for stock appreciation rights, awarding of restricted stock and deferred stock. Other stock-based awards may be awarded, subject to limitations under applicable law. The Plan is effective as of June 24, 2002 and remains effective until terminated by the Board of Directors. The total number of shares reserved and available for distribution under the plan is 500,000 shares. No Stock Options have been awarded under the plan.


Note 7 Proposed Public Offering of Common Stock

         The Company is in the process of completing a Form SB-2 Registration Statement under the Securities and Exchange Act of 1933. The Company is proposing to sell a maximum of 250,000 shares of its common stock at $1.50 per share for a total maximum of $375,000. The period of the offering to sell the common stock will be 120 days from the effective date of the Registration Statement. The officers of the Company will act as sales agents and will not be paid any commissions on the sale of the common stock. Expenses of the offering are estimated to be $30,000, of which the Company has already incurred and paid a total of $22,364 as of December 31, 2003. The Company is also proposing to register the 198,009 shares of common stock underlying its already issued and outstanding shares of Preferred Convertible Series A stock as part of the filing.

                              DATAPOINT CORPORATION
                          [A Development Stage Company]
                          Notes to Financial Statements
                                December 31, 2003


Note 8 Extinguishment of Debt

         Per the Settlement and Mutual Release Agreement dated March 12, 2003, the Company settled an outstanding amount owed of $3,068. This amount was recorded as a gain on the extinguishment of debt for the period ended December 31, 2003.

                                             DATAPOINT CORPORATION
                                         (A Development Stage Company)
                                            CONDENSED BALANCE SHEETS
                                                  (UNAUDITED)



                                                                                June 30,            December 31,
                                                                                  2004                  2003
                                                                              ------------          ------------
ASSETS

Current Assets:
     Cash in bank                                                             $         19          $        494
     Deposit-trust account                                                           2,803                 7,636
                                                                              ------------          ------------
Total Current Assets                                                                 2,822                 8,130

Property and equipment, net                                                          3,631                 4,293
                                                                              ------------          ------------
Total Assets                                                                  $      6,453          $     12,423
                                                                              ============          ============

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
     Accounts payable                                                         $     13,979          $     15,654
     State franchise tax payable                                                       100                   100
     Due to officers                                                                     -                 7,125
     Note payable - officer                                                          5,000                     -
     Accrued interest - related party                                                   53                     -
                                                                              ------------          ------------
Total Current Liabilities                                                           19,132                22,879
                                                                              ------------          ------------
Total Liabilities                                                                   19,132                22,879

Stockholders' Deficit:
     Convertible preferred stock; $.001 par value, 250,000 shares
          authorized, 198,009 shares issued and outstanding                            198                   198
     Common stock $.001 par value, 50,000,000 shares
          authorized, 2,734,700 shares issued and outstanding                        2,735                 2,735
     Additional paid-in capital                                                    344,814               319,613
     Deficit accumulated during the development stage                             (360,426)             (333,002)
                                                                              ------------          ------------
Total Stockholders' Deficit                                                        (12,679)              (10,456)
                                                                              ------------          ------------
Total Liabilities and Stockholders' Deficit                                   $      6,453          $     12,423
                                                                              ============          ============


                   The accompanying notes are an integral part of these financial statements.

                                                         F-12

                                                      DATAPOINT CORPORATION
                                                  (A Development Stage Company)
                                               CONDENSED STATEMENTS OF OPERATIONS
                                                           (UNAUDITED)





                                                                                                                Cumulative
                                          For the Three Months Ended        For the Six Months Ended         From Inception,
                                                    June 30,                         June 30,                June 7, 2002, to
                                      ---------------------------------  -------------------------------         June 30,
                                              2004            2003             2004            2003                2004
                                         ------------     ------------     ------------    ------------        ------------
Revenue                                  $          -     $      4,963                     $      4,963        $     20,517
Expenses:
     Professional fees                          1,679           16,809            6,669          20,649              51,840
     Organization costs                             -                -                -               -               2,187
     Product development                            -                -                -               -              67,367
     Depreciation                                 331              331              662             662               2,663
     General and administrative                 5,607           22,113           19,300          60,531             258,210
                                         ------------     ------------     ------------    ------------        ------------
Total Expenses                                  7,617           39,253           26,631          81,842             382,267
                                         ------------     ------------     ------------    ------------        ------------

Net Loss from Operations                       (7,617)         (34,290)         (26,631)        (76,879)           (361,750)

Other Income (Expense)
     State franchise tax                            -                -                -               -                (200)
     Interest income                                -               40                -             198                 612
     Interest expense                            (429)            (340)            (793)           (663)             (2,156)
     Gain on debt extinguishment                    -                -                -           3,068               3,068
                                         ------------     ------------     ------------    ------------        ------------
Total other income (expense)                     (429)            (300)            (793)          2,603               1,324
                                         ------------     ------------     ------------    ------------        ------------

Net Loss Before Income Taxes                   (8,046)         (34,590)         (27,424)        (74,276)           (360,426)

     Provision for Income Taxes                     -                -                -               -                   -
                                         ------------     ------------     ------------    ------------        ------------
Net Loss                                 $     (8,046)    $    (34,590)    $    (27,424)   $    (74,276)       $   (360,426)
                                         ============     ============     ============    ============        ============

Net Loss Per Share                       $      (0.01)    $      (0.01)    $      (0.01)   $      (0.03)       $      (0.13)
                                         ============     ============     ============    ============        ============

Weighted Average Number of
Shares Outstanding                          2,734,700        2,734,700        2,734,700       2,734,700           2,732,694
                                         ============     ============     ============    ============        ============



                         The accompanying notes are an integral part of these financial statements.

                                                               F-13

                                                 DATAPOINT CORPORATION
                                             (A Development Stage Company)
                                          CONDENSED STATEMENTS OF CASH FLOWS
                                                       (UNAUDITED)


                                                                                                               Cumulative
                                                                           For the Six Months Ended           from Inception,
                                                                                   June 30,                  June 7, 2002, to
                                                                         ------------------------------         June 30,
                                                                             2004              2003                2004
                                                                         ------------      ------------        ------------
Cash Flows from Operating Activities:
Net Loss                                                                 $    (27,424)     $    (74,276)       $   (360,426)
Adjustments to reconcile net loss to cash provided by
  operating activities:
     Depreciation                                                                 662               662               2,654
     Common stock issued for services                                               -                 -              25,237
     Non-cash capital contributed by stockholders                               1,200               600               3,650
     Gain on extinguishment of debt                                                 -            (3,068)             (3,068)
     Loss on disposal of property and equipment                                     -               122                 122
     Contributed services                                                      24,000                 -              27,000
     (Increase) decrease in deposits                                            4,833            15,565              (2,803)
     Increase in non-trade receivable                                               -            (1,008)                  -
     Decrease in due from officer                                                   -               285                   -
     Increase (decrease) in accounts payable                                   (1,674)           (2,157)             17,047
     Decrease in due to officer                                                (7,125)                -                   -
     Increase in accrued interest payable - officer                                53                 -                  53
     Increase (decrease) in accrued liabilities and payroll taxes                   -           (14,001)                100
                                                                         ------------      ------------        ------------

Net Cash Used in Operating Activities                                          (5,475)          (77,276)           (290,434)
                                                                         ------------      ------------        ------------

Cash Flows from Investing Activities:
     Purchase of equipment                                                          -                 -              (6,406)
                                                                         ------------      ------------        ------------
Net Cash Used in Investing Activities                                               -                 -              (6,406)
                                                                         ------------      ------------        ------------

Cash Flows from Financing Activities:
     Increase in note payable - officer                                         5,000                 -               5,000
     Proceeds from issuance of common stock                                         -                 -                 500
     Proceeds from issuance of Preferred Series A stock                             -                 -             297,012
     Direct costs of Preferred Series A stock offering                              -                 -              (5,653)
                                                                         ------------      ------------        ------------

Net cash Provided by financing activities                                       5,000                 -             296,859
                                                                         ------------      ------------        ------------

Net Cash Provided (Used) During Period                                           (475)          (77,276)                 19

Cash - Beginning of Period                                                        494            82,815                   -
                                                                         ------------      ------------        ------------
Cash - End of Period                                                     $         19      $      5,539        $         19
                                                                         ============      ============        ============


Supplemental Disclosure of Cash Flow Information:
     Cash paid during the period for interest                            $          -      $          -        $          6
     Cash paid during the period for income taxes                                   -                 -                 100



                               The accompanying notes are an integral part of these financial statements.

                                                                    F-14

                              DATAPOINT CORPORATION
                          (A Development Stage Company)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)


Note 1 - Organization and Significant Accounting Policies

Condensed Interim Financial Statements - The accompanying condensed financial statements have been prepared by the Company without audit and, therefore, do not include all disclosures normally required by accounting principles generally accepted in the United States of America. These condensed interim financial statements should be read in conjunction with the Company's most recent audited annual financial statements and notes thereto for the year ended December 31, 2003. In particular, the Company's significant accounting policies were presented as Note 1 to the financial statements in that report. In the opinion of management, all adjustments necessary for a fair presentation have been included in the accompanying condensed financial statements and consist of only normal recurring adjustments. The results of operations presented in the accompanying condensed financial statements are not necessarily indicative of the operating results that may be expected for the full year ending December 31, 2004.

Organization - DataPoint Corporation (the Company) was organized under the laws of the State of Utah on June 7, 2002. The Company is engaged in business operations to provide to owners and general contractors independently verified data and information in a detailed, convenient, user-friendly, uniform format for use in the pre-qualification process for subcontractors and vendors at no charge to the owners or general contractors. Each owner or general contractor wishing to receive this service will enter into a service agreement with the Company. The Company is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7.

Net Loss Per Common Share - Basic net loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding during the period. Diluted earnings or loss per share is computed using the weighted-average number of common shares outstanding plus dilutive common stock equivalents outstanding during the period. For all periods presented there were outstanding 198,009 shares of preferred stock convertible into an equal number of shares of common stock that were not included in the computation of diluted loss per share as their effect would have been anti-dilutive, thereby decreasing the net loss per common share.

Note 2 - Common Stock Transactions

The Company, at inception, issued 2,687,000 shares of its common stock to initial stockholders for $500 cash and as compensation for services rendered at $0.001 per share (par value) for a total amount of $2,687. The shares issued for services rendered were valued at the fair market value of the services performed. Also during June and July 2002 the Company issued 33,000 and 14,700 shares of its common stock as compensation for services rendered at $0.03 and $1.50 per share for a total amount of $1,000 and $22,050 respectively. The shares issued for services rendered were valued at the fair market value of the services performed.

The Company from July to November 2002 sold 198,009 shares of its Series A Convertible Preferred stock through a private offering at $1.50 per share for a total cash amount of $297,012. Direct costs of the preferred stock offering were $5,653.

Note 3 - Related Party Transactions

Since its inception the Company has recorded $2,450 as contributed capital for the free use of furniture and equipment owned by officers of the Company. The estimated fair value of the free use of the furniture and equipment is $100 per month. The Company has recorded a total of $300 for the three-month periods and $600 for the six-month periods ended June 30, 2004 and 2003, respectively.

                              DATAPOINT CORPORATION
                          (A Development Stage Company)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)


Note 3 - Related Party Transactions (continued)

The Company has recorded $1,200 as contributed capital for the estimated fair value of office space provided by officers of the Company free of charge for the period July 1, 2003 through June 30, 2004 at the rate of $100 per month.

An officer, director and shareholder of the Company received payments as an employee for time and services performed totaling $ - 0 - and $3,319 during the 6-month periods ended June 30, 2004 and 2003, respectively. Effective March 16, 2003 the Company entered into a one year consulting agreement with this individual and discontinued the employer/employee relationship. The consulting agreement was renewable on an annual basis and provided for payment of $3,750 per month plus up to $410 per month for health care insurance. A total of $ - 0
- and $12,068 was paid under this agreement during the 6-month periods ended June 30, 2004 and 2003, respectively. The consulting agreement was not renewed and, on April 25, 2004, the officer released the Company from its obligations under the consulting agreement and $16,500 owed by the Company under the terms of the original agreement was recorded as contributed capital.

Another officer received payments as an employee for services rendered totaling $ - 0 - and $1,118 for the 6-month periods ended June 30, 2004 and 2003, respectively. Effective February 16, 2003 the Company entered into a one year consulting agreement with this individual and discontinued the employer/employee relationship. The consulting agreement was renewable on an annual basis and provided for payments of $2,000 per month. A total of $ - 0 - and $4,000 was paid under this agreement during the six-month periods ended June 30, 2004 and 2003, respectively. The contract was not renewed and the officer informed the Company that he had elected to permanently waive any and all outstanding payments due under the consulting agreement. Through the February 15, 2004 expiration date of this agreement, services valued at $3,000 were performed in excess of payments made to the officer, and this amount has been recorded as contributed capital.

Pursuant to a promissory note dated March 25, 2004, an officer loaned the Company $5,000 to cover operating expenses. The note provides for interest at the rate of four percent per annum on the unpaid principal balance, with principal and the accrued interest thereon payable in full upon demand.

The Company was owed $285 by its President related to an overpayment on reimbursement of corporate expenses as of December 31, 2002. This overpayment was subsequently repaid to the Company during the first quarter of 2003.

                              DATAPOINT CORPORATION
                          (A Development Stage Company)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)


Note 4 - Development Stage Company and Going Concern

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

As reported in the financial statements, the Company has incurred losses of $27,424 and $74,276 for the six-month periods ended June 30, 2004 and 2003, respectively, and has an accumulated deficit of $360,426 as of June 30, 2004. The Company has not yet established revenues sufficient to cover its operating costs, which creates doubt as to whether it can continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it is able to engage in profitable business operations. If the Company is unable to obtain adequate capital it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the Company include: (1) completing a public stock offering and
(2) seeking bank and/or shareholder loans. In addition, the Company intends to cut operating costs to the fullest extent possible. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its business plans.

The ability of the Company to continue as a going concern is dependent upon its ability to success- fully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         We received a letter from David T. Thomson P.C. dated September 12, 2003 confirming their resignation of our client-auditor relationship. We believe the main reason cited for the resignation of David T. Thomson P.C. to cease auditing public companies is due to the introduction of the Sarbanes Oxley Act.

         David T. Thomson P.C. completed an audit of the Company's financial statements as of December 31, 2002. This audit was filed with our initial registration statement on Form SB-2 filed with the Securities and Exchange Commission on May 1, 2003 and it did not contain an adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements between us and David T. Thomson P.C. on any matter regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the engagement period and any subsequent interim period.


         During the fiscal year ended December 31, 2002 and through December 3, 2003, the date which we engaged Mantyla & McReynolds as our independent certified public accounting firm, we did not consult with Mantyla & McReynolds of Salt Lake City regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was rpovided to us nor oral advice was provided that Mantyla & McReynolds conclued was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.


--------------------------------------------------------------------------------
                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS
--------------------------------------------------------------------------------


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

         The Company's Articles of Incorporation and Bylaws limit liability of and indemnify its Officers and Directors to the full extent permitted by the Utah Revised Business Corporation Act ("Utah Act").

         Under the Utah Act, a Utah corporation has the authority to indemnify officers and directors:

         (1) Except as provided in Subsection (4), a corporation may indemnify an individual made party to a proceeding because he is or was a director, against liability incurred in the proceeding if:

                  (a) his conduct was in good faith; and

                  (b) he reasonably believed that his conduct was in, or not opposed to, the corporation's best interests; and

                  (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         (2) A director's conduct with respect to any employee benefit plan for a purpose he reasonably believed to be in or not opposed to the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection (1)(b).

         (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

         (4) A corporation may not indemnify a director under this section:

                  (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                  (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

         (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

         In accordance with the Utah Act indemnification may also be provided as follows:

         (1) an officer of the corporation is entitled to mandatory indemnification, and is entitled to apply for court-ordered indemnification, in each case to the extent as a director.

         (2) the corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

         (3) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement.

                                                              Amount
         Expense                                             Maximum
         -------                                             -------

         SEC Registration Fees                            $     144.26
         Blue Sky fees and expenses                           2,500.00
         Printing and shipping expenses                       2,160.00
         Legal fees and expenses                             20,000.00
         Accounting fees and expenses                         3,840.00
         Transfer and miscellaneous expenses                  1,355.74
                                                          ------------
         Total                                            $  30,000.00
                                                          ============


                     RECENT SALES OF UNREGISTERED SECURITIES

         We have issued the following unregistered securities since our inception:

         In June of 2002, 2,687,000 restricted common shares were issued to the initial stockholders for services valued at $2,187 and $500 cash. The shares were issued pursuant to pre-incorporation efforts and expenses incurred during the incorporation process and were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by
Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

         In July of 2002, 43,000 restricted common shares were issued to InShift Technologies, LLC, a company beneficially owned by Samuel Robinson and Steven Lloyd, in exchange for services valued at approximately $15,990. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities. The Company received no cash for these securities.

         In July of 2002, 2,500 restricted common shares were issued to Michael Jensen, an employee of InShift Technologies, LLC, in exchange for services valued at approximately $3,750. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities. The Company received no cash for these securities.

         In July of 2002, 2,200 restricted common shares were issued to Sterling Asset Management, a company beneficially owned by Sterling Brimley, to retire debt in the amount of $3,300. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities. The Company received no cash for these securities.

         From July of 2002 through November of 2002, 198,009 restricted Series A Convertible Preferred shares were issued to eighteen accredited investors pursuant to private offering subscription agreements. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities. The Company received $297,013.50 for these securities.

                                              EXHIBIT INDEX

SEC
Reference         Exhibit No.               Document                                             Location
---------         -----------               --------                                             --------
3                 3.01                      Articles of Incorporation                            As Filed

3                 3.02                      Amended Articles of Incorporation                    As Filed

3                 3.03                      Bylaws                                               As Filed

4                 4.01                      Stock Option Plan                                    As Filed

5                 5.01                      Opinion on Legality                                  As Filed


16                16.01                     Resigning  Auditors Letter                           As Filed


23                23.01                     Consent of Independent Auditors                      Attached

23                23.02                     Consent of Attorney                                  See Exhibit 5.01

99                99.01                     Specimen Subscription Agreement                      As Filed


99                99.02                     Form of Service Agreement                            As Filed


                                  UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of DataPoint Corporation pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of DataPoint Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         We hereby undertake to:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 242(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


         The issuer has duly caused this SB-2 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on October 7, 2004.


                                                DATAPOINT CORPORATION


                                                By: /s/ D. Barry McCann
                                                   ---------------------------
                                                   D. Barry McCann, President






         This SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Title(s)                                       Date
-----------------                                       ----


/s/ Barry McCann                                        October 7, 2004
-------------------------------
D. Barry McCann
President, CEO & Director


/s/ Adam R. Cook                                        October 7, 2004
-------------------------------
Adam R. Cook
Secretary & Director